UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: March 2, 2006

CHINA EXPERT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30644	98-0348086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2703-04, Great Eagle Centre 23 Harbour Road Wanchai, Hong Kong
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 852-2802-1555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 2, 2006, the Company’s wholly-owned subsidiary, Expert Network (Shenzhen) Company Limited, entered into a Consulting Agreement (the “Agreement”), with FuJian International Consultants Limited, a British Virgin Islands corporation (the “Consultant”).  Pursuant to the Agreement, the Consultant was engaged to provide consulting services related to the sourcing of e-government contracts in the Fujian Province of China.  The term of the Agreement is for a period of one year.

Under the Agreement, the Company has agreed to pay the Consultant a commission equal to fifteen percent (15%) of the estimated gross profit to be earned by the Company on any e-government contracts sourced by the Consultant.  The estimated gross profit on any contract is to be determined by the Company, in its sole discretion, based on a calculation of estimated "EBITDAA" from the contract.   For purposes of the Agreement, estimated “EBITDAA” from a contract means gross revenue from the contract less direct expenses for products and services (excluding the commission) incurred in the ordinary course to effect the execution of the e-government contract, before taking account any allocable amounts of: (A) interest, taxes, depreciation and amortization expenses; or (B) general advertising, public relations and promotional expenses and general and administrative expenses relating thereto. The amount of the commission is to be based solely on the estimated gross profit from the initial contract.  No commission will be payable by the Company for future phases of the original contract or for any future contracts executed by the Company with the same city government.

The commission payable to the Consultant under the terms of the Agreement is due and payable within the (10) days after a certificate for commencement of work is granted to the Company by the relevant city government for purposes of commencing work under the contract.  The commission is payable in the form of shares of the Company’s common stock valued at a price of $2.121 per share (which is equal to the average of the daily closing prices of the Company’s common stock on the OTC Bulletin Board for all trading days during the period from January 2, 2006 through and including March 2, 2006).

Other than in respect to the Agreement, there is no material relationship between the Company or its affiliates and the Consultant.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)

The following exhibits are filed herewith:

10.4

Consulting Agreement, dated as of March 2, 2006, by and between Expert Network (Shenzhen) Company Limited and FuJian International Consultants Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EXPERT TECHNOLOGY, INC.

By: /s/ Zhu Xiao Xin

President

Date: March 8, 2006

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